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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 15, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                                  JOYSTAR, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

      California                   000-25973               68-0406331
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

                       5 Whatney, Irvine, California 92618
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                 949/837-8101
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                 9309 Narnia Drive, Riverside, California 92503
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report








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ITEM 5.   OTHER EVENTS.


         Joystar, Inc., a California corporation (the "Registrant") cancelled as of June 15, 2004, the previously announced Letter of Intent for $6 million institutional equity swap financing with a London based investment company. The Registrant decided not to move forward with the financing due to the recent decrease in the Registrant's common stock which would result in higher than anticipated dilution to the Registrant's shareholders under the terms of the financing.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                  JOYSTAR, INC.

Dated: July 9, 2004               By:   /s/ William M. Alverson
                                        --------------------------------
                                        William M. Alverson,
                                        President, Chief Financial Officer
                                        And Secretary